UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2010 (February 10, 2010)
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 10, 2010, the Board of Directors of HCA Inc. (the “Company”) appointed Stephen G. Pagliuca to serve as a member of the Company’s Board of Directors effective immediately. Mr. Pagliuca will serve on the Company’s Patient Safety and Quality of Care Committee. Mr. Pagliuca previously served as a member of the Company’s Board of Directors from 2006 until September 21, 2009, at which time he resigned due to his entrance in the Massachusetts U.S. Senate race.
     Mr. Pagliuca was appointed as a director pursuant to the Amended and Restated Limited Liability Company Agreement of Hercules Holding II, LLC, which gives certain affiliates of Bain Capital Partners, LLC (“Bain”) the right to designate three members of the Company’s Board of Directors.
     The information required by Item 5.02(d)(4) of Form 8-K regarding certain relationships of the Company with Bain is contained in the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on September 1, 2009 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Corporate Secretary

Date:  February 17, 2010